DOV KAHANA & CO.
          Certified Public Accountants (Isr.)

          54 Bezalel St. Ramat-Gan
          P.O. Box 3532, Ramat-Gan 52134
          TEL. 575 9681  FAX. 575 9584







                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Ampal American Israel Corporation of our report on the financial statements of Red Sea Marineland Holding (1973) Ltd. dated March 29, 1994, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1993 and to all references to our firm included in such Registration Statement.

          Ramat-Gan.   August 11, 1994

                                                    /s/ Dov Kahana & Co.
                                                    Dov Kahana & Co.
                                                    C.P.A. (Isr.)